Gaia Reports Third Quarter 2023 Results

- Increased member growth with continued positive cash flow -

BOULDER, CO, October 30, 2023 — Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, reported financial results for the third quarter ended September 30, 2023.

“In the third quarter of 2023 we experienced another increase in revenue and member count while continuing with a positive cash flow generation,” said Jirka Rysavy, Gaia’s CEO. “Our annualized gross profit per employee in the third quarter grew to our all-time high of over $650,000, reflecting our operating efficiency, which was brought on by the cost improvements undertaken in the first quarter. Gaia Marketplace, which we rolled out so far only to less than 5% of our members, generated over $100,000 in sales within the first 20 days.”

Gaia CFO Ned Preston commented: “The initiatives implemented over the past nine months to attract and retain our members have continued in the third quarter. We continue to focus on growing revenues in a cost-effective manner, while also generating cash flows from operations in excess of our reinvestment in content and other capex. The member growth doubled compared to the second quarter and we expect the member growth to further increase during 2024.”

Third Quarter 2023 Financial Results

Revenues for the third quarter were $20.2 million, another sequential increase from $19.8 million in the second quarter and an increase from $19.9 million in the year ago quarter, as the company recovered from the post-COVID subscriber contraction experienced industry-wide during 2022.

Member count growth during the third quarter doubled to 16,000 members added, compared to the second quarter, finishing with 790,500 members as of September 30, 2023, above the 776,000 members from the year ago quarter.

Gross profit of $17.2 million was in line with the year ago quarter.

Total operating expenses were in-line at $17.7 million or 87.5% of revenue compared to $17.6 million or 88.2% of revenue in the year-ago quarter.

Net loss was $0.6 million, or $(0.03) per share, compared to net loss of $2.4 million, or $(0.11) per share, in the year-ago quarter.

EBITDA increased to $3.9 million, up from $1.8 million in the third quarter last year.

Gaia continued positive net cash flow generation with a cash balance as of September 30, 2023 of $11.2 million compared to $10.9 million at the end of last quarter.

Conference Call

Date: Monday, October 30, 2023

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13741146

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 13, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13741146

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 85% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of devise platforms for steaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake;

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security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats, including the coronavirus (COVID-19) pandemic and our response to it; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

EBITDA represents net income before interest expense, provision for income taxes, other income, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to remove acquisition costs, share-based compensation expense and the results of discontinued operations. EBITDA and Adjusted EBITDA do not represent measures of net income, as that term is defined under GAAP, and should not be considered as an alternative to net income or as an indicator of our operating performance.

Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. EBITDA and Adjusted EBITDA are key performance measures management uses to assess Gaia’s operating performance and to facilitate internal comparisons to our historical performance. We believe EBITDA and Adjusted EBITDA are useful metrics to investors, enabling them to better assess Gaia’s operating performance in the context of current period results and provide for better comparability with Gaia’s historically disclosed EBITDA and Adjusted EBITDA, as well as allowing greater transparency with respect to the key metrics used by management in its financial and operational decision-making. Additionally, investors and the analyst community use these non-GAAP financial measures to help them analyze the health of our business.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

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(949) 574-3860

GAIA@gateway-grp.com

GAIA, INC.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands, except share and per share data)	2023	2022

ASSETS
Current assets:
Cash	$11,229	$11,562
Accounts receivable	3,829	2,955
Prepaid expenses and other current assets	4,132	2,656
Total current assets	19,190	17,173
Media library, software and equipment, net	50,481	51,115
Right-of-use lease asset, net	6,492	7,093
Real estate, investment and other assets, net	30,296	30,979
Goodwill	31,943	31,943
Total assets	$138,402	$138,303
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$14,051	$12,355
Short-term debt and lease liability	9,920	894
Deferred revenue	15,334	14,124
Total current liabilities	39,305	27,373
Long-term debt, net	5,842	14,958
Long-term lease liability	5,911	6,489
Deferred taxes	499	499
Total liabilities	51,557	49,319
Total shareholders' equity	86,845	88,984
Total liabilities and shareholders' equity	$138,402	$138,303

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GAIA, INC.

Condensed Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022

Revenues, net	$20,223	$19,907	$59,709	$62,458
Cost of revenues	2,983	2,648	8,595	8,312
Gross profit	17,240	17,259	51,114	54,146
Gross profit margin	85.2%	86.7%	85.6%	86.7%
Expenses:
Selling and operating	16,254	15,543	49,462	48,197
Corporate, general and administration	1,433	2,019	4,726	5,598
Acquisition costs	—	—	—	49
Total operating expenses	17,687	17,562	54,188	53,844
Income (loss) from operations	(447)	(303)	(3,074)	302
Interest and other expense, net	(141)	(65)	(375)	(175)
SEC settlement	—	(2,000)	—	(2,000)
Loss before income taxes	(588)	(2,368)	(3,449)	(1,873)
Provision for (benefit from) income taxes	—	—	—	—
Loss from continuing operations	(588)	(2,368)	(3,449)	(1,873)
Loss from discontinued operations	—	(7)	—	(300)
Net loss	$(588)	$(2,375)	$(3,449)	$(2,173)

Earnings (loss) per share:
Basic
Continuing operations	$(0.03)	$(0.11)	$(0.16)	$(0.09)
Discontinued operations	—	—	—	(0.01)
Basic earnings (loss) per share	$(0.03)	$(0.11)	$(0.16)	$(0.10)
Diluted
Continuing operations	$(0.03)	$(0.11)	$(0.16)	$(0.09)
Discontinued operations	—	—	—	(0.01)
Diluted earnings (loss) per share	$(0.03)	$(0.11)	$(0.16)	$(0.10)
Weighted-average shares outstanding:
Basic	21,154	20,806	20,951	20,686
Diluted	21,154	20,806	20,951	20,686

EBITDA*	$3,881	$1,795	$9,628	$10,011

* See reconciliation below.

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GAIA, INC.

Summary of Cash Flows

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net cash provided by (used in):
Operating activities - continuing operations	$3,601	$1,686	$10,081	$8,373
Operating activities - discontinued operations	—	(7)	—	(300)
Investing activities	(3,252)	(4,484)	(10,371)	(14,903)
Financing activities	1	7,451	(43)	7,402
Net change in cash	$350	$4,646	$(333)	$572

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net loss	$(588)	$(2,375)	$(3,449)	$(2,173)
Interest expense, net	141	65	375	175
Depreciation and amortization expense	4,328	4,105	12,702	12,009
EBITDA	3,881	1,795	9,628	10,011
Acquisition costs	—	—	—	49
Share-based compensation expense	56	338	599	1,267
Discontinued operations	—	7	—	300
Anticipated SEC settlement	—	2,000	—	2,000
Adjusted EBITDA	$3,937	$4,140	$10,227	$13,627

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